UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 11, 2014
NEWELL RUBBERMAID INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3 Glenlake Parkway
Atlanta, Georgia		30328
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 418-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) and (c)

On August 11, 2014, Douglas L. Martin, Executive Vice President and Chief Financial Officer of Newell Rubbermaid Inc. (the “Company”) tendered his resignation to the Company.  Mr. Martin’s resignation will be effective on August 31, 2014, at which time John K. Stipancich, will assume the role of Interim Chief Financial Officer and Principal Financial Officer in addition to his current duties as the Company’s Executive Vice President, General Counsel and Corporate Secretary and EMEA Executive Leader.
John K. Stipancich, age 45, has been Executive Vice President, General Counsel and Corporate Secretary and EMEA Executive Leader since October 2012. Prior thereto, he served as Senior Vice President, General Counsel and Corporate Secretary from January 2010 to October 2012. From November 2004 through December 2009, he served as Vice President and General Counsel to several of the Company’s businesses.

On August 14, 2014, the Company issued a press release regarding the foregoing matters. The press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Newell Rubbermaid Inc. on August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2014            NEWELL RUBBERMAID INC.

By:    /s/ John K. Stipancich
John K. Stipancich
Executive Vice President, General Counsel
and Corporate Secretary and Executive
Leader EMEA